Exhibit 8.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

September 2, 2022

Terminix Global Holdings, Inc.

150 Peabody Place

Memphis, Tennessee 38103

Ladies and Gentlemen:

We have acted as special counsel to Terminix Global Holdings, Inc. (the “Company”), a Delaware corporation, in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of December 13, 2021 (as amended as of March 14, 2022 and as further amended or supplemented through the date hereof, the “Agreement”) by and among Rentokil Initial plc, a public limited company incorporated under the laws of England and Wales (“Parent”), Rentokil Initial US Holdings, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Bidco”), Leto Holdings I, Inc., a Delaware corporation and a direct, wholly owned Subsidiary of Bidco, Leto Holdings II, LLC, a Delaware limited liability company and a direct, wholly owned Subsidiary of Bidco, and the Company. In connection with the effectiveness of the Form F-4 (as amended or supplemented through the date hereof, the “Registration Statement”) of Parent, including the Proxy Statement/Prospectus forming a part thereof, relating to the transactions contemplated by the Agreement and initially filed with the Securities and Exchange Commission on June 7, 2022, you have requested our opinion as to certain U.S. federal income tax matters. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

In providing our opinion, we have examined the Agreement, the Registration Statement and such other documents, records and papers as we have deemed necessary or appropriate in order to give the opinion set forth herein. In addition, we have assumed that: (i) the transactions contemplated by the Agreement (including the Mergers) will be consummated in accordance with the provisions of the Agreement and as described in the Registration Statement (and no covenants or conditions described therein and affecting this opinion will be waived or modified), (ii) the statements concerning the transactions contemplated by the Agreement (including the Mergers) and the parties thereto set forth in the Agreement and the Registration Statement are true, complete and correct as of the date hereof and will remain true, complete and correct at all times up to and including the effective time of the Mergers, and the Registration Statement is true, complete and correct and will remain true, complete and correct at all times up to and including the effective time of the Mergers, (iii) all statements made in the Merger Agreement and Registration Statement that are qualified by knowledge, belief or materiality or comparable qualification are and will be true, complete and correct as if made without such qualification (it being understood that our opinion does not cover any statements of knowledge, belief, materiality or comparable qualification), (iv) all documents submitted to us as originals are authentic, all documents submitted to us as copies conform to the originals, all relevant documents have been or will be duly executed in the form presented to us and all natural persons who have executed such documents are of legal capacity, (v) the relevant parties will treat the Mergers for U.S. federal income tax purposes in a manner consistent with our opinion set forth below and (vi) all applicable reporting requirements have been or will be satisfied. If any of the above described assumptions is untrue for any reason, or if the transactions contemplated by the Agreement (including the Mergers) are consummated in a manner that is different from the manner described in the Agreement and the Registration Statement, our opinion as expressed below may be adversely affected.

Terminix Global Holdings, Inc.

September 2, 2022

Based upon and subject to the foregoing and the exceptions, limitations and qualifications described in the Registration Statement, it is our opinion that, insofar as it summarizes U.S. federal income tax law, the discussion set forth in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences—U.S. Federal Income Taxation of the Transaction” is accurate in all material respects.

We express no opinion on any issue or matter relating to the tax consequences of the transactions contemplated by the Agreement or the Registration Statement other than the opinion set forth above. Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the transactions contemplated by the Agreement, or any inaccuracy in the statements, facts or assumptions upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform the Company or Parent of any such change or inaccuracy that may occur or come to our attention.

We are furnishing this opinion solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz